ERNST & YOUNG (HELLAS)
Certified Auditors-Accountants

S.A.
8
B
Chimarras str., Maroussi
151 25 Athens, Greece
Tel: +30 210 2886 000
Fax:+30 210 2886 905
ey.com
Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference

in the following Registration Statements:
(1)
Registration Statement (Form F-3 No. 333– 256791)

of Diana Shipping Inc., and
(2)
Registration Statement (Form F-3 No. 333-266999) of Diana Shipping Inc.;

of our reports dated April 4,

2024, with respect to the

consolidated financial statements of Diana Shipping
Inc. and the effectiveness of internal control over financial reporting of Diana Shipping

Inc. included in this
Annual Report (Form 20-F) for the year ended December 31, 2023.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
Athens, Greece
April 4, 2024